Exhibit 99.1

NEWS RELEASE

MICROCHIP CONTACT: J. Eric Bjornholt – CFO (480) 792-7804	SUPERTEX CONTACT: Name – Dr. Henry C. Pao – CEO (408) 222-8888

MICROCHIP TECHNOLOGY ANNOUNCES ACQUISITION OF SUPERTEX, INC.

Expands Microchip’s solutions for Medical, Lighting and Industrial Markets

Chandler, Arizona and Sunnyvale, California – February 10, 2014 – Microchip Technology Incorporated (NASDAQ:MCHP), a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, and Supertex Incorporated (NASDAQ: SUPX) today announced that Microchip has signed a definitive agreement to acquire Supertex for $33 per share in cash, which represents a total equity value of about $394 million, and a total enterprise value of about $246 million, after excluding Supertex’s cash and investments on its balance sheet of approximately $148 million. The acquisition is expected to be accretive to Microchip’s non GAAP earnings per share in the first full quarter after completion of the acquisition.

The acquisition has been unanimously approved by the Boards of Directors of each company and is expected to close in the second quarter of calendar 2014, subject to approval by Supertex’s stockholders, regulatory approvals and other customary closing conditions.

“We are pleased to have Supertex become part of the Microchip team. Supertex’s deep domain knowledge in high voltage analog and mixed signal technologies, and strong position in the Medical, Industrial and Lighting markets, complement many of Microchip initiatives in these areas. We believe that combining Supertex’s business with Microchip’s Analog business will enable significant synergies and cross selling opportunities,” said Steve Sanghi, President and CEO of Microchip Technology.

“We are pleased to join Microchip Technology, a premier company in the semiconductor industry. Microchip has demonstrated consistent profitability, technology leadership and growth in its core businesses. We believe that this acquisition provides the best vehicle for us to realize significant value for Supertex’s shareholders, as well as the opportunity to scale up to the much stronger sales and manufacturing platforms of Microchip” said Henry Pao, President and CEO of Supertex.

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Microchip Technology and Supertex

Announce Acquisition of

Supertex by Microchip

Conference Call Information:

Microchip will host a conference call today, February 10, 2014 at 8:30 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 17, 2014.

A telephonic replay of the conference call will be available at approximately 12:00 p.m. (Eastern Time) on February 10, 2014 and will remain available until 5:00 p.m. (Eastern Time) on February 17, 2014. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5688287.

Forward Looking Statements:

The statements in this release relating to the acquisition expected to be accretive to Microchip’s non GAAP earnings per share in the first full quarter after completion, our expectation that the acquisition will close in the second quarter of fiscal 2014, expanding Microchip’s solutions for its medical, lighting and industrial markets, , Supertex’s knowledge and market position complementing Microchip’s initiatives in the high voltage analog and mixed signal technologies and our medical, industrial and lighting markets, the business combination enabling significant synergies and cross-selling opportunities, being the best vehicle for realizing significant value for Supertex’s shareholders, scaling up to much stronger sales and manufacturing platforms, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement (including obtaining Supertex shareholder approval and regulatory clearances), any termination of the acquisition agreement, changes in demand or market acceptance of the products of Supertex or Micrcohip and the products of their respective customers, ; competitive developments; the costs and outcome of any current or future litigation involving Microchip, Supertex or the acquisition transaction; the effect of the acquisition on Microchip’s and Supertex‘s existing relationships with customers and vendors and their operating results and businesses; the progress and costs of development of Microchip and Supertex products and the timing and market acceptance of

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Microchip Technology and Supertex

Announce Acquisition of

Supertex by Microchip

those new products; Microchip’s ability to successfully integrate Supertex‘s operations and employees, retain key employees and otherwise realize the expected synergies and benefits of the transaction; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and Supertex including those on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com), at Supertex’ website (www.supertex.com) (as applicable) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip and Supertex are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor Supertex undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 10, 2014 press release, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

Supertex intends to file a proxy statement in connection with the acquisition transaction. Investors and securityholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Microchip, Supertex and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Supertex in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 11, 2013. Additional information regarding the directors and executive officers of Supertex is also included in Supertex’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 2, 2013. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.

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Microchip Technology and Supertex

Announce Acquisition of

Supertex by Microchip

About Microchip Technology

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at http://www.microchip.com.

About Supertex:

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused on high voltage analog and mixed signal products for use in the medical, LED lighting, display, industrial and telecommunication industries. Supertex product, corporate and financial information is readily available at www.supertex.com.

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